ESCROW AGREEMENT

AGREEMENT between Creative Beauty Supply, Inc. ("Creative"), Creative Beauty Supply of New Jersey Corporation ("Creative NJ") and Jody M. Walker, Attorney At Law (Escrow Agent).

On October 15, 2003, Creative approved a spin-off in contemplation of a merger between Creative and Global Digital Solution, Inc., a Delaware corporation, upon approval by vote of the Creative and Global Digital shareholders whereby the former shareholders of Creative prior to the merger will become the owners of 100 percent of the common stock of Creative NJ.

In accordance with above, these common shares will be held in escrow by Escrow Agent.

Escrow Agent acknowledges receipt of the 3,494,650 common shares of Creative NJ held by Creative.

Upon written notification by Creative NJ that there are no further comments by the Securities and Exchange Commission to its registration statement on Form 10SB, Escrow Agent shall distribute the common shares deposited with Agent to former shareholders of Creative prior to the merger with Global Digital in accordance with Creative NJ's written
instructions.    Escrow Agent shall make simultaneously transfer of the
said property to the Buyer.

Escrow Agent assumes no liability except that of a stakeholder. Escrow Agent's duties are limited to those specifically set out in this
Agreement.   Escrow Agent shall incur no liability to anyone except for willful misconduct or gross negligence so long as the Escrow Agent acts in good faith.

Whereof the parties sign their names this 15th day of October 2003.

Creative Beauty Supply, Inc.

/s/Carmine Catizone
---------------------------
By:   Carmine Catizone, President


Creative Beauty Supply of New Jersey Corporation

/s/Carmine Catizone
----------------------------
By:   Carmine Catizone, President


Escrow Agent

/s/Jody M. Walker
-----------------------------
By: Jody M. Walker, Attorney At Law